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THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT HEK - Heckmann Corporation and Power Fuels to Merge EVENT DATE/TIME: SEPTEMBER 04, 2012 / 5:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

CORPORATE PARTICIPANTS

Brandi Piacente *Heckmann Corp - IR*

Dick Heckmann *Heckmann Corp - Chairman and CEO*

Mark Johnsrud *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

Chuck Gordon *Heckmann Corp - President, COO*

James Devlin *Heckmann Corp - CEO, Heckmann Environmental Services*

Jay Parkinson *Heckmann Corp - EVP, CFO*

CONFERENCE CALL PARTICIPANTS

Hamzah Mazari *Credit Suisse - Analyst*

Scott Graham *Jefferies & Co. - Analyst*

Brian Post *ROTH Capital Partners - Analyst*

Todd Brady *Oppenheimer & Co. - Analyst*

Eric Stine *Craig-Hallum Capital Group - Analyst*

Lou Nardi *Global Hunter - Analyst*

Peter Black *Wynnefield Capital - Analyst*

PRESENTATION

Operator

Welcome to the Heckmann Corporation and Power Fuels merger business update conference call. During today's presentation, the lines will be in a listen-only mode. Following the presentation, the conference will be opened for questions.

(Operator Instructions)

I would now like to turn the call over to Brandi Piacente. Please go ahead.

Brandi Piacente - *Heckmann Corp - IR*

Thank you, Operator. Hello, everyone, and thank you for joining us to discuss Heckmann Corporation's proposed merger with Power Fuels.

Some of the comments we will make today are forward-looking. Generally, the words aim, anticipate, believe, could, estimate, expect, intend, may, plan, project, should, will be, will continue, will likely result, would, and similar expressions identify forward-looking statements. These statements involve a number of other risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include a variety of factors, some of which are beyond our control. These forward-looking statements speak as of today and you should not rely on them as representing our views in the future. We undertake no obligation to update these statements after this call. For a more detailed description of risk factors, please refer to our filings with the United States Securities and Exchange Commission, as well as our proxy statement that will be filed with the SEC to obtain stockholder approval for the issuance of shares in the merger, as required under New York Stock Exchange listing standards, as well as our presentation and press release posted on our website. Copies of these documents may be obtained from the SEC or by visiting the Investor Relations section of our website, www.HeckmannCorp.com.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Also, please note that certain financial measures we may use on this call such as EBITDA, earnings before interest, taxes, depreciation, and amortization, are non-GAAP measures. Please see our presentation for a reconciliation of these non-GAAP financial measures to GAAP. Heckmann Corporation will file materials with the SEC regarding the proposed transaction, and investors and stockholders are urged to read these materials when they become available. These materials may be obtained free at the SEC's website at www.SEC.gov and from the Company's website. Heckmann and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Heckmann stockholders in connection with the proposed transaction. Information regarding the interest of these persons is set forth in Heckmann's most recent proxy statement filed with the SEC, and additional information will be contained in the proxy statement to be filed with the SEC. And with that, I would now like to turn the call over Dick Heckmann.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Thanks, Brandi, and good afternoon, everybody. Obviously, we are all very excited about the transaction. We have believed from the beginning that scale was going to be an important ingredient to what we were trying to do here as we develop what we believe is an entirely new market segment with respect to environmental treatment of the issues around domestic energy. The transaction leaves us with a footprint that's 70% oil and liquids, 30% natural gas. Doesn't mean we've left -- in any way, left our commitments to our customers in the gas area. It just means that we've grown our commitment to customers in the oil areas.

In order to help everybody kind of get their arms around this transaction, we've put a transaction overview on our website very early this morning, and I'm going to use that transaction overview as a guide and take you through the transaction and some of the issues with respect to how we close it. We are -- I guess, easy to say -- we're more interested in what you have to say than what we have to say. So, we're going to make it brief, and then open the conversation up for your questions.

The transaction -- I'd refer you to page 3 of the transaction overview. The merger between Heckmann and Power Fuels is what we're talking about here today. Power Fuels is the largest environmental services company in the Bakken shale area of North Dakota. They're focused on water management, treatment, disposal, and environmental solutions. The consideration is 95 million of our shares, $125 million in cash, and we're going to refinance or assume $150 million that Power Fuels has in debt.

The shares that Mark Johnsrud is getting are in a two-year lock-up -- cannot be sold for two years. The enterprise value of Power Fuels in this transaction is $531 million, which implies a multiple of 3.4 times the Power Fuels' last 12-months EBITDA of $154.7 million. The relative ownership in the transaction is 62% Heckmann shareholders and 38% to Power Fuels, or Mark. There will be 247 million pro forma shares outstanding, fully diluted. Mark and I have met with our finance group. We've had discussions about this transaction, and in light of the fact that our leverage is significantly reduced to approximately 2.6 times pro forma LTM EBITDA, we don't see financing as an issue. Timing and approval process -- our shareholders have to approve this transaction so we're going to file a proxy hopefully this week and then go through the SEC proxy issues. Then, the shareholders will have a chance to vote, and then we will close the transaction hopefully in the fourth quarter.

I am going to go out of order just a minute on the slides and go to page 5 before we go back to page 4. Just because I want to bring you up-to-speed on the management issues that we're changing. With me here, I have Mark, Jay Parkinson, James Devlin, and Chuck Gordon. Brian Anderson is available by phone. Mark Johnsrud is the owner, and you're going to hear from him next, and -- of Power Fuels. He is a former Managing Director and Senior Vice President of Bank of America. He formed Power Fuels after that in 2005 when he was doing $6 million in revenues, so you can see what kind of an entrepreneur he is. He received his Masters in Science in Economics from Texas A&M University and a BS from North Dakota State. Again, as I said, you're going to hear from him next.

He's got an amazing operating team in the Bakken, and he's a classic entrepreneur and I think you're going to all enjoy working with him. He will become CEO. I will move to Executive Chairman, continue a full-time strategy and growth mode with the Company, and take care of those issues while Mark and his team and the rest of our team operate the business.

Jay Parkinson has joined us as Chief Financial Officer. He comes from Jefferies where he was Managing Director in the Energy Group. Jay, parenthetically has worked with us for a year, has been on our road shows, helped us raise the debt and equity, is very familiar with every facet of this transaction, and I think he's going to be a great help to us as we go forward and try and increase the transparency of what we're doing. Jay's got an MBA from

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Tulane, a Masters in Science from the London School of Economics, and a BA from Georgetown. Chris Chisholm who is a crucial player in this transaction will become -- actually continue to operate -- continue to be in his role as the CFO of the division -- of the Water Division. Chris has handled our transition to Epicor, has worked with Mark Ridgely, with our HEKnet systems and with the combination of Power Fuels along with Heckmann Water -- it is a big job. The divisional role there will be a significant one, and he will fill that role.

James Devlin, most of you have met on the road show for the debt offering. James was CEO of Thermo Fluids before we acquired it, and then became President of the Environmental Services part of our business, now the newly formed Recycling Business. We're going to talk about this as we go through the transaction. There is no question that he and his team become key as we go forward in combining Power Fuels and the operations that we have.

Chuck Gordon, again, most of you have met. He's been on road shows and has interfaced with you folks. Chuck was with US Filter, and then was the CEO of the $1.8 billion operation -- water operations of Siemens Water. Chuck has actually put together our group -- our Water Group, and he and Mark will be responsible obviously for taking that group forward. And then, Damian Georgino, who again many of you have come into contact with over the last couple years remains the Chief Legal Officer.

We think it's a really, really strong team -- a great expansion of the team. Everybody who is with the team now stays with the team, and then we've augmented the way we're going to run the business. I think you'll see that as we go forward. So now, I'm going to turn the mic over to Mark Johnsrud, who will give you a rundown -- a brief rundown of his business, and then you'll be able to ask whatever questions you want to when we're through with the presentation. Mark?

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

Thank you, Dick. I'd first like to say, we are extremely excited about the Heckmann merger. Power Fuels is an Environmental Services provider focused on transportation, treatment, disposal, and Environmental Services. Today, we operate roughly 500 tankers, 19 disposal wells -- with additional wells under permit, 2,500 frac tanks, 1,600 fluid and solid waste tanks in other environmental products that we provide to our customers. The Bakken is a very exciting basin with approximately 200 wells -- or, rigs running today. This is a really important factor because each month we incrementally add an additional 200 wells that need to be serviced daily, monthly, and annually. Oil production has grown in our basin from approximately 100,000 barrels a day in 2006 to over 200 -- or over 600,000 barrels a day in March of 2012.

The real importance for how this impacts our Company is that with each well that's drilled and completed, it creates an incremental, re-occurring revenue source that will last 20-plus years. Operators today tell us that they anticipate they'll be drilling wells for the next 10 to 15 years. The part that's really exciting from my standpoint is that using today's technology, we're extracting approximately 8% of the total extractable oil in the formation. As technology continues to grow, that number and the length of the activity that will occur will continue to just make this basin much more fruitful, and all shale basins much more fruitful for years to come. I guess in a nutshell, that's kind of what I'd have to say, and I'd like to ask Chuck to speak a little bit about the water business.

Chuck Gordon - *Heckmann Corp - President, COO*

Thanks, Mark. We're really looking forward to working with Mark and his team. We have a wonderful opportunity here to leverage best practices across both HWR organization and also the fossil -- Power Fuels organization. Like Dick said, about 70% of the current revenue from the combined Companies come from oil and liquids-rich plays. We're going to significantly increase that number with all the organic activity that HWR is going through right now as we expand into most of the other major oil and liquids-rich plays.

We have to remember that we're still early in the life of the shale oil and gas process, and there's a wonderful opportunity right now to recycle and reuse a lot of the residual solids and water that are generated from the hydraulic fracturing operation. The combination of these [businesses] gives us a national service platform that we can leverage those technologies across. One of the things that's become apparent to the management team is that we need to have a focused effort to develop those technologies so that we can leverage, recycle, and reuse technologies across that platform.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

The TFI team has that experience, and I'd like to introduce James Devlin, who will talk about the recycle portion of our business and will also talk about how we have leveraged that division and their expertise to continue to develop that technology. James?

James Devlin - *Heckmann Corp - CEO, Heckmann Environmental Services*

Thanks very much, Chuck. We're absolutely thrilled with the Power Fuels announcement. It really gives us an opportunity to support their customers as well as accelerate our own growth within our division. As you probably know, our Company is an integrated services provider with a 20-year history of collection and processing of hydrocarbons and related streams, and we have an incredibly talented management team with deep, deep industry experience that we're just thrilled that they've guided our growth.

From an infrastructure standpoint, we have 33 facilities in 19 states. We operate over 200 rail cars, and we have 20,000 recurring customers. We hold over 300 permits and licenses associated with the various operations and facilities. More specifically, we have nine facilities that are situated in Texas, Louisiana, and Oklahoma that host the most prolific oil shale basins in the United States. In short, we've developed an operations infrastructure that would be nearly impossible to replicate to really support this combination of businesses as they come together.

We believe we're uniquely positioned to support the E&P customers now, and as the recycling needs evolve in the future, we're just thrilled with that prospect. With the merger, we'll have a strong operating footprint in the Bakken which we don't necessarily have today. Ironically, we have to operate this explosive growth area from a neighboring state, given our difficulties in finding a suitable facility. So, an immediate synergy as we think about growing and filling in that footprint up there that's been very attractive to us.

As you think about the services and technology beyond oil collection and processing that we'll be focusing on really centers around cuttings and processing and recycling -- downhole drilling mud processing and recycling, non-merchantable oil recovery, processing industrial water collection recycling. That we see as an immediate need of which -- that we look very much forward to supporting these new customers as we integrate them effectively.

In closing, we really have a strong, strong bias to effectively recycle versus dispose. We believe -- really sincerely believe that it mitigates our customers' liability, enables them to achieve their sustainability goals, and dramatically reduces their carbon footprint. With that, Dick?

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Thanks, James. I want to make a couple of other points here that I really think are important. One of them is that James Devlin and I traveled to North Dakota and talked to Mark Johnsrud before we ever closed Thermo Fluids. There has always been the sense as we put this transaction together that in the end, it was going to be the environment that counted. We don't do downhole. We don't do coil tubing. We don't do pressure pumping. We don't do workover rigs. We don't do anything downhole. And, we believe that the environmental issues that are going to be dealt with in the future are going to require recycling, reuse, reprocessing.

It's just -- I guess one of the great examples is that as an example in the Marcellus, flowback water was disposed of in the beginning, and now almost all of it's being reused and recycled. We see that move all across all of the basins. So, it's just really important to understand that sometimes transactions get a little out of timing because they are what they are and they come when they come. But, it's important to note that Mark and I and James met and talked about how we were going to do this and provide this service before we ever closed Thermo Fluids.

On page 10, you see a map that really just is there to show you the vast area of the United States that James' business covers -- where he's got yards and reprocessing capabilities and plants that can help us grow and give us a footprint. You also see on this map the difference between the gas-rich areas and the liquids-rich areas. I think you just look at this map, and you can see the unbelievable capability we have going forward.

Page 11, immediately now -- obviously, we have the largest market position in the Bakken. We are 70% oil, 30% gas as I've said before, but we're really the only major Company now that's in all of the major shales. We can see easily how this gets to $1 billion fairly quick, given the fact that we're $700 million now in pro forma revenues. But, now there is one Company in this country that can provide to all of the major customers, and

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

I want to also make the point that every major oil and gas producer in the United States is a customer of ours now, along with hundreds of other Fortune 500 companies. But, now we are the only major Company in the country that covers all of the major shales with transportation, treatment, recycle, reprocessing, disposal, and the technologies that count as these customers are going to continue to try and increase their recycling and reuse capability because it decreases their cost of disposal and taking things to landfills and other places that they take it. We also think that particularly with the acquisition and with the merger of the two Companies acquiring all of these great people that come with Power Fuels gives us a management team in the area of transportation, recycling, reuse and the rest of it that nobody else has got.

The other thing is, I want to continue to pound away here at what everybody has said and that's the recurring revenue. There's a big recurring revenue stream here that will continue as these wells come online. As they come online, there's got to be -- the water has got to be handled, and the solids have to be handled, and the business goes on and on and on. Another thing we like about the Power Fuels transaction is about 40% of their business now is produced water -- is recurring revenue -- and that will only get bigger as the shale up there gets bigger. This is going to be a highly accretive transaction to our EPS as anybody can figure out with a calculator, and it also -- as we've said a couple of times reduces significantly our pro forma leverage. The size and scale here of the business are really an important function, and again, there's no downhole work here. Everything we do is on the surface. So, there's really nobody out there like us, and we like the revenue synergies that we see here across the board as you go back and look at that map. Now, I want to turn the financial slides over to Jay Parkinson.

Jay Parkinson - *Heckmann Corp - EVP, CFO*

Thanks, Dick. Before I begin, I want to say how excited I am about this opportunity, this Company, and this team. I also really look forward to interacting with everyone on this call going forward, including our shareholders, bond holders, and research analysts. This is a great opportunity, and I'm very excited about it.

If everyone could turn to page 12, please. We put the Power Fuels historical financial results on this slide. I really don't want to spend a lot of time here other than to highlight a few key points. For the LTM June period, you can see Power Fuels generated about $155 million of EBITDA. In the first six months of 2012, that EBITDA number was $88 million. It's a great financial profile, and we are extremely excited about merging with this business.

You can turn to page 13. As the team has discussed on this call, this transaction significantly expands our scale and geography. A multi-basin national presence Company is a key strategic focus for us, and it's really driven by the needs of our customers and this transaction accomplishes that. On a pro forma combined basis, the Company generated LTM revenues of nearly $700 million. The pro forma LTM EBITDA of the combined Company is around $222 million. As Dick has mentioned, this takes our pro forma leverage giving effect to the transaction down to about 2.6 times LTM EBITDA. We're going to have 3,000 employees in the combined Company. We believe this is going to be a great platform for them to continue their professional growth as we have a national, multi-service basin Company.

From an operating perspective, there are a couple of key points I want to highlight, including some thoughts on some revenue synergies in this deal. Number one, our Company is going to operate in every major shale basin. As Chuck said, over 70% of our revenues are going to come from oil and liquids basins. That's a very important point. Number two, we also operate in over 18 states with our recycling business. We believe there are going to be significant revenue synergies for the combined business. James spoke a little bit about this earlier. And, as Dick and Mark have talked about, the Bakken Shale is a very tough area to gain entrance to. So, Mark's presence -- his forward operating presence there is really going to help the TFI business as they expand into that area.

The other thing I'd like to say is there's some other shale basins we are really excited about moving into down the road that we think are going to be pretty key basins, and those are in states where TFI currently operates but we don't have existing operations. So, I think that will really help give us a foothold as we continue to expand the business.

One final point I would make is we're going to relocate our corporate center to Scottsdale, Arizona. This is a very central location given the national profile of the business. We're going to maintain our existing divisional operations in Pittsburgh, Pennsylvania and in North Dakota with Mark's business.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

If you'll turn to page 14, I wanted to give some preliminary thoughts on the transaction timing which we've laid out on this slide. We plan to file a proxy statement with the SEC very shortly. We anticipate there will be a review process which will last until early November. As Dick mentioned, we're also going to file our customary regulatory filings and think that process will clear by some point in October. If you look at this schedule, this would put the transaction to a vote from our shareholders in mid-November, and with that 30-day process wrapping up, we think the deal could close in late December.

The other point I'd like to make, with respect to outlook on the business, I would say we're going to be preparing and will file very soon a proxy statement. The proxy's going to have very detailed financial information on the transaction. Given that we're fairly limited in what we can say -- given the filing is coming, but I would say we're going to be reviewing on a go-forward basis how we report and provide business outlook and look forward to working with you all on that and communicating that to you.

So, before I conclude, again, I just want to say how excited I am about this Company, this position, and I really look forward to many more discussions in working with everyone that's on this call today. With that, I want to turn it back to Dick.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Thanks, Jay. So, just to summarize, our customers and Mark's customers have been telling us since we've been in this business how much they want and need a nationwide presence and service platform. We all know big wants to do business with big, and there hasn't been big in this segment. There hasn't been a segment until we came along. So, we really like that approach.

Additionally, as we've talked about, HS&E is going to be critical here -- health, safety and environmental. We now have a national footprint for health, safety, and environmental that the producers can count on from shale to shale. We've got a lot of experience nationwide. One other thing I wanted to point out about the Bakken. There are a lot of people that are asking -- that are talking about the Bakken and what happens next and why Power Fuels and why do they matter so much? Mark's -- one of Mark's geniuses was that he provided housing for the people up there. All of his -- well, virtually all of his employees in that area live in housing controlled or supplied by the Company to them. We think that's a huge competitive advantage, and we think that competitive advantage is going to last for some time up there.

And finally, I want to just again re-emphasize that this is a full service environmental business now that can go to every producer in every shale and not only offer them transportation of their liquids off their sites, but recycling, reprocessing, reuse, and disposal, and there's not another Company like this out there. And, we're going to press this bet, and there should be no doubt in anybody's mind that this is the beginning, not the middle, or the end. This is the very beginning of where this business is going to go.

As Mark indicated, domestic energy is here to stay. The Republicans are talking about it, the Democrats are talking about it, and Wall Street is talking about it. Domestic energy is here to stay, but its Achilles' heel -- the issue that everybody has got to deal with here is what goes on in the environment. And, as long as we're all -- all of the producers, all of the producers, every customer of ours is concerned about the environment, and they want to do it better, and they want to do it safer, and they want to reuse and recycle. And, that's what we do. So with that, Operator, I'm going to turn it over for questions.

QUESTIONS AND ANSWERS

Operator

At this time, we will be starting the question-and-answer session.

(Operator Instructions)

Our first question comes from the line of Hamzah Mazari with Credit Suisse. Please go ahead.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge Good afternoon. Thank you. The first question is just for -- maybe for Mark. On the Power Fuels business, could you give us a little more color as to how much of the growth has been organic versus acquisitive? And, how we should think about just the cost structure going forward? Do you need to add additional cost to grow. The historical growth has been pretty strong. Just wondering what to expect out of that business on a go-forward basis? Mark Johnsrud - dba Power Fuels - Founder, Owner of Badlands Energy, LLC Our growth platform has all been organic. We have grown the business. In 2005, when I purchased this business from Ferrellgas, we had approximately 40 employees, and they were doing about between $6 million and $7 million a year of revenue. We also bought a disposal well Company called Landtech in the end of 2004 and looked at how do we continue by asking our customers how do we continue to grow. And, to follow what they need. I guess that's still our mantra of why and how this acquisition makes sense is that our customers are telling us that we need to be providing more Environmental Services for them. As far as growth, I'm not sure if we're going to see as the explosive growth, but we're going to see 200 wells drilled a month. But, I'm going to preface that by saying right now there's only 5,000 wells in the Bakken today. So, if we start incrementally adding 2,500 wells a year, that growth platform is there. What we're hearing from the state and from operators is that the anticipated total number of wells is probably between 30,000 and 40,000 wells that will be drilled in the basin. So, as far as the growth opportunities, I think it's fantastic. Hamzah Mazari - Credit Suisse - Analyst And so --? Dick Heckmann - Heckmann Corp - Chairman and CEO It's been all organic. The second question was about cost structure? Hamzah Mazari - Credit Suisse - Analyst Yes. Dick Heckmann - Heckmann Corp - Chairman and CEO How we build our business out is that we break it down into drilling, completion, and production. And, if we maintain the same number of wells, we see that business will somewhat stay the same. But, as there's been significant changes around the environmental piece, that's where we see that opportunity to substantially grow that portion of the business. The second part of it is going to be the completion. The completion is something that we believe is going to continue, and between the fracking and the refracking that will go on for numbers of years. And then, ultimately, we're going to end up with the production piece that will continue to increase as there's more incremental wells. Hamzah Mazari - Credit Suisse - Analyst That's helpful. Dick, maybe on your role within the Company, maybe if you could give some color to investors as to what will you be doing more of? What will you be doing less of? THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge Sure, Hamzah. First of all, unless I look in the mirror, I'm 30 years old. Just doesn't happen to be true. I'm 69 this year, and my role will continue to be full-time looking at the strategy, looking at the opportunities for expansion of the Company from an acquisition standpoint, and will be full-time. Mark is the operator. Mark understands -- Mark and Chuck and James understand internal growth. They understand how to put organizations together at roughly -- I think next year we're going to be pushing $1 billion. That just requires a lot of operating and a lot of quarterly meetings and a lot of intense management. In my experience in the past has been at that stage, I'm better off working on strategy and leaving the operating to people who know how to do that. Chuck, James, and Mark are great operators. So the role -- actually, my role in this Company won't change that much because as we put these two together, the operating leverage that we can get here is obvious. Mark -- and that's what Mark does as you can see what he's done since 2005. His growth -- he hasn't made an acquisition in that business. It's all been organic. He knows how to do this. Hamzah Mazari - Credit Suisse - Analyst Just lastly from me, I'll turn it over, any view on re-establishing guidance, post the deal? Or, how folks should think about guidance being [pulled], and when it can be re-established? Thank you. Jay Parkinson - Heckmann Corp - EVP, CFO Hi, it's Jay Parkinson. As I said earlier, we're fairly limited what we can say, given all that's going on with the proxy. The proxy, when it is filed, will have some financial information on the business. I guess the one thing I can say is over the next few months we're going to look at what kind of metrics and operating guidance we're going to provide. So, I think we'll defer an answer to that down the road. Certainly, you're going to have a tremendous amount of information coming here in the filings, and as I said, we're fairly limited what we can say at this point in time. Dick Heckmann - Heckmann Corp - Chairman and CEO Hamzah, we just can't do anything until after the shareholder vote. Hamzah Mazari - Credit Suisse - Analyst Fair enough. Thank you. Dick Heckmann - Heckmann Corp - Chairman and CEO Okay. Operator Our next question comes from the line of Scott Graham with Jefferies. Please go ahead. Scott Graham - Jefferies & Co. - Analyst Hi. Good afternoon and congratulations. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge Scott Graham - Jefferies & Co. - Analyst Could you give us an idea of what the tax situation looks like for the combined Companies? And, have you done any type of -- let's say, pro forma estimate on how long it will take the earnings of the combined Company to chew up the NOLs? Dick Heckmann - Heckmann Corp - Chairman and CEO We're working on that as we speak. I think it's -- the answer at the end of your question is it will take us several years to chew up the NOLs. So, we've got several years of runway here with respect to the NOLs. And, Jay? Jay Parkinson - Heckmann Corp - EVP, CFO Hey, Scott, it's Jay Parkinson. We're doing that analysis now. As I think you know by your question, there is some limitation as to how quickly we can access those NOLs. There's obviously a lot of NOLs in the Heckmann business. We're doing the analysis, and in terms of how quickly we can access that. But, it will not be dollar-for-dollar up front. We're going to continue to work on that. Scott Graham - Jefferies & Co. - Analyst Very good. So, a question for Mark. Mark, as you've built out your business organically, I was wondering if, first you could tell us a little bit about even if it was just a couple of years' revenues, maybe back to [$206 million, $207 million]? Even if you gave us revenues every other year kind of thing? So, we can get an idea of what your organic revenue growth has been. And, B, since you're building organically, what type of percent of sales for capital expenditures do you require in growing organically? Mark Johnsrud - dba Power Fuels - Founder, Owner of Badlands Energy, LLC I guess what we've done is I just have to --. Jay Parkinson - Heckmann Corp - EVP, CFO Yes, just to quickly jump in here, Scott. Obviously, we're going to release a lot of the financial information, and we can certainly follow up with you on that. The revenue growth has been pretty dramatic. Mark has spent a tremendous amount of CapEx in his business on an LTM basis. The CapEx on that business has been about $155 million. I think as we think about maintenance CapEx on that business, obviously, the capital has been primarily growth -- organic growth-related capital. As we look at the business going forward on a maintenance basis, I think that our estimate on the current asset base is the maintenance for the Power Fuels business will be in the range of the mid-$20 million of maintenance CapEx. Everything else would be additive to the growth side. Dick Heckmann - Heckmann Corp - Chairman and CEO Scott, what was your question about the organic growth --? THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Scott Graham - *Jefferies & Co. - Analyst*

Just trying to get a handle on what's it's been over the last five or six years?

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

We'll get back to you on the -- we'll get you -- Jay will get back to you on the exact numbers but it's gone from $6 million to $355 million in six years.

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

Six years.

Scott Graham - *Jefferies & Co. - Analyst*

Right, right. Can we go back to your CapEx response there, Jay? Essentially, I think what I hear you saying is that because of the requirement to build out the business, the Power Fuels business organically, there was really no real free cash flow generated from that business over the last 12 months?

Jay Parkinson - *Heckmann Corp - EVP, CFO*

Yes, primarily, again, there's a lot of EBITDA to go against that. I'd say for the most part, he has grown the business against -- just against the EBITDA line, pretty much been he's taken on some additional outside debt capital. But, I'd say for the most part, the historical profile, he's pretty much spent the EBITDA to grow the business on the organic side.

Scott Graham - *Jefferies & Co. - Analyst*

All right. So, really we're looking at a combined Company with a new amount of debt to it -- added to it, and no cash flow.

Jay Parkinson - *Heckmann Corp - EVP, CFO*

I think, again, the spending within the EBITDA has been historical. If we look at it on a go-forward basis, depending on how we want to ramp the growth and where we see the opportunities, the business actually generates a tremendous amount of free cash flow, given the maintenance CapEx levels we see.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Scott, let me -- you're missing one point, and that is that we started from scratch and so did he. And now, we're at $700 million combined. We don't have anywhere near the requirements to spend capital from here forward as we had backwards. So, we actually believe these companies generate -- will generate a lot of cash as we go forward. And, I've already said, we spent $155 million last year. We'll spend less than 50% of that this year and still have great growth. The law of large numbers says we're not going to organically grow from $700 million to $1.4 billion next year. I think that your assumption that there's not free cash flow is just wrong.

Scott Graham - *Jefferies & Co. - Analyst*

Well, it's not my assumption. It's what you just told me.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

That's not what we just told you, Scott.

Scott Graham - *Jefferies & Co. - Analyst*

You said LTM CapEx was $155 million.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

That's LTM.

Scott Graham - *Jefferies & Co. - Analyst*

Right.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

That's LTM. We're talking about going forward.

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

I guess what I'm looking -- or what I would look at is the business that we built required us to put in CapEx. That's re-occurring business today that does not take incremental CapEx to maintain the same level of revenue. If we want to -- as we continue to look for incremental revenue, we will have to spend CapEx for that. So, in essence, we drop down to a maintenance CapEx level to maintain our current business today.

Scott Graham - *Jefferies & Co. - Analyst*

That's what I was looking for. Okay.

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

Okay. Does that help?

Scott Graham - *Jefferies & Co. - Analyst*

The number is somewhere between $20 million and $150 million, depending on what you see, Mark -- yes?

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

I would say that if -- to maintain our business, our maintenance CapEx is $20 million to $25 million.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge Mark Johnsrud - dba Power Fuels - Founder, Owner of Badlands Energy, LLC To maintain where we're at today. Scott Graham - Jefferies & Co. - Analyst That's very helpful. Thank you. Operator Our next question comes from the line of Brian Post with ROTH Capital Partners. Please go ahead. Brian Post - ROTH Capital Partners - Analyst Good afternoon, and welcome to the new members of the team. First question, really you touched a little bit about your customer footprint with the two Companies. What type of overlap is there between Power Fuels and Heckmann, if any? Dick Heckmann - Heckmann Corp - Chairman and CEO That is one of -- that's a great question. Power Fuels' customers in the Bakken -- there's almost no overlap with us. Now, the customers overlap, but the businesses don't. He's got several customers in the Bakken that want him to move with his service, and they trust him, and they like what his team does, and they've asked him to move into other shales -- but, he doesn't have a footprint in the other shales. Same thing is true with us. We've had a couple of them ask us are we going to the Bakken, and the answer is no because we know how tough it is go to the Bakken. And, we know how tough it is to find places for people to stay and to find labor. So, one of the great advantages here is that both of us have customers that have asked us to go other places with them which we couldn't go. But, right now, there is virtually no business of ours in all of our shales that would belong to Mark if he were there. And, certainly, the reverse is true in the Bakken. And, if you look at our largest customers, Shell, Chesapeake, Chevron, EXCO, Encana -- they're not in the Bakken yet. Brian Post - ROTH Capital Partners - Analyst Okay. Great. I guess a more global question for Mark. Your business seems to have been running well for the last seven years. What made you make the decision to go ahead and undergo this transaction rather than building it out yourself? What did Heckmann bring to the table? Mark Johnsrud - dba Power Fuels - Founder, Owner of Badlands Energy, LLC I think what Dick just alluded to was the ability -- we're in a single basin, and as our good customers -- which they're all good customers. But, as our customers are moving to other basins, and they ask us to come with, we were not in a position to do that. We also wanted to take a look at asset utilization, following customers, building out the HS&E program on a world class level because that's what's required today. The second part that I looked at was something that's extremely important, and that is that if I look at the Williston Basin today versus a year ago, the environmental piece is changing significantly. And, if we build out -- take the time and the money and the capital to build all that out, we're going to be able to employ that in one basin. Under the Heckmann, with seven basins that we're working in, we'll be able to take that same THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

technology that TFI has today, and we're going to be able to layer that across seven basins. That's something that we find is extremely important as we move forward.

Brian Post - *ROTH Capital Partners - Analyst*

Great. I appreciate that.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

One other thing, Brian, I would say is if you look at the difference in the Companies, we've spent a lot of money on infrastructure. We're in a lot of different shales, building as we go every quarter where Mark has really been able to focus completely on one shale that's fairly limited in size. Now by marrying our abilities in all the shales with his knowledge and his operating experience in his own shale, we really get to leverage and get the scale -- get to leverage these expenses that we have. He doesn't have a General Counsel. We do. He doesn't have a CIO that's working every day on electronic billing and invoicing and government compliance. We do. Down the list, we've put these things in place, one because we have to be Sarbanes-Oxley compliant, and two, because we've been building out the infrastructure to do a transaction like this.

Brian Post - *ROTH Capital Partners - Analyst*

Great. Thanks for the detail there.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Okay.

Operator

Our next question comes from the line of Todd Brady with Oppenheimer. Please go ahead.

Todd Brady - *Oppenheimer & Co. - Analyst*

Hi, Dick, congratulations on the acquisition and merger. Couple quick housekeeping questions. What does the Board look like going forward? Are there any changes that you anticipate at the Board level?

Secondly, you also mentioned in your prepared remarks about the importance of buying housing and the housing issues out in the Bakken and this and that. When exactly did Power Fuels start providing housing for its employees? And, is there any land or real estate that the Company brings to the table in this merger that we've not talked about so far in this call? Thanks.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

I'll answer the first one and part of the second one, and then have Mark talk to you about the balance of it. On the Board, we are adding Mark to the Board as Vice Chairman. So we have eight Board members now. We'll have nine. Mark is the ninth member.

With respect to the real estate, there's a fair amount of real estate to the Company which is the disposal wells and the yards and all the real estate that you need to run the business. The housing part of the business is separately run, and we are not acquiring. Mark is -- will keep the ownership of that which has been separate, and now I'll let him talk about how he did it and how he handles his employees with the housing.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

As we started to hire, the most limiting factor -- the number one limiting factor we ran into was housing. And, we find it extremely difficult to get people up there, work for us, if they're on a two week on and two week off like a lot of the companies can run. Our employees need to work 21 days a month is what we look at. And so, if we can get them to move to our communities, it just works better for everybody.

In 2009, we started re-fabbing some modular home parks, and we put in roughly 100 to 125 mobile homes, and that worked fantastic. Our accidents, our turnover, all of those pieces of concern declined. In 2011, we started putting in -- built some 42-plex apartments. So, we have apartments today that are in Dickinson that are just being completed. Watford City, Tioga which are being worked on and completed, and in [Mina]. At the same time, we went out and when there were new apartments that were being built, we would make sure we secured as many apartments as we had need for. And, our whole focus was -- is to make sure that we do not provide, but we make available at affordable pricing housing for our employees.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

I'd also point out that if you leave the employee of Power Fuels, you leave the apartment. But, virtually all of his employees are now living in permanent structures, rather than some of the tin cans that a lot of them have to live in.

Todd Brady - *Oppenheimer & Co. - Analyst*

Great. Thank you. Keep up the good work.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Thanks, Todd. Appreciate it.

Operator

Our next question comes from the line of Eric Stine with Craig-Hallum. Please go ahead.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Hi, everyone. Thanks for taking the questions. Just on the outlook, Dick, you mentioned that next year you expect to be pushing $1 billion in revenues. I assume some of that's organic, but some acquisition. How should we think about that playing out? Is that a sizable acquisition? Or, a number of little --?

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

No, Eric, that's overwhelmingly organic.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Okay.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

Remember that the $700 million number is trailing-12 pro forma revenues. And, we're both growing. So, it's primarily organic.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Okay. That is helpful. And, just last one from me on -- just turning to TFI. I know you mentioned that you could service the Bakken from another state at least in the near-term. Just wondering what is entailed on the CapEx side if you were to build a facility? If it's one facility? Is it two? And, what is entailed on the CapEx side to get into the Bakken?

Jay Parkinson - *Heckmann Corp - EVP, CFO*

Using the Badlands facility, it would be incremental. We've got -- he's got infrastructure. He's thought in advance of evolving into these lines of business so it would be relatively small. And, just for context, last year, 98% of EBITDA converted to OCF on the Thermo Fluids side. So, you get a sense for how low capital-intensive our side of the business is.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

And, Todd, right now we're covering the Bakken out of Wyoming in that business because it's just as close as we can get. Now -- certainly now, we're going to be covering the Bakken out of the Bakken because Mark has got lots of facilities up there that we can use.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Okay.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

These are not easy facilities. Because remember, you're talking about big trucks, and you can say well, gee, all you need is an office. You've got to turn these things around in one place in terms of just making a circle. And, you've got to have maintenance capability. You've got to have storage capability. You've got to have security. It's just not easy to put in a yard, and Mark has got plenty of options for us to move right in out of Wyoming and into the Bakken to service it.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Okay. So, we shouldn't expect -- you don't need to do anything in the near-term?

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

No, no. It's just -- it's very incremental the operating cost. It's not CapEx cost.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Okay. Maybe last one, just on the competitive side. I know Power Fuels -- it sounds like it's far and away the largest. Are there any others in the Bakken that are of a like-size? Or, is it more a fragmented market?

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

We have -- there are some very good competitors in our basin. We have a little different look with regards to how we built our business than others. We have just a few lease operators in our model. It's almost 100% Company-owned trucks. We're probably 98% Company-owned trucks versus several other companies that run a lease-operator model. With regards to our rental and disposal wells, I think we have a leading footprint in that area.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

There's really nobody up there anywhere close to his size.

Eric Stine - *Craig-Hallum Capital Group - Analyst*

Okay. Thank you.

Operator

Our next question comes from the line of Lou Nardi with Global Hunter. Please go ahead.

Lou Nardi - *Global Hunter - Analyst*

Hi. I'm assuming that pro forma for the cash portion of the transaction and the assumed debt that you'd be in the banks for somewhere in the neighborhood of $300 million. Is that something you're comfortable with? Do you think you might try to term some of that out?

Jay Parkinson - *Heckmann Corp - EVP, CFO*

Hey, this is Jay. You're correct about -- that's the ballpark -- directionally correct in terms of the bank. We obviously have a lot of capacity. We have an opportunity to put 2 times pro forma EBITDA, senior secured, given the bond indenture we have right now. I think as we look at the capital structure over the next few months, we're obviously going to look at different debt structures and how we want to mix that in. I think we're very comfortable with the 2.5 times leverage profile. We're comfortable with that on the bank side. I would not rule out us looking opportunistically to structure the debt to fit our growth profile and where we want to take the business.

Lou Nardi - *Global Hunter - Analyst*

Just to follow up on the question that was just asked about competition. Is there any hints that more people are coming into the Bakken right now to take advantage of what seems to be pretty good margin [picture]?

Mark Johnsrud - *dba Power Fuels - Founder, Owner of Badlands Energy, LLC*

I think that there are companies that try to come up there, but there's -- as this business is maturing, there's still a real problem and disconnect and a huge barrier of being able to provide housing for your employees. I know we're going back to the housing issue, but that is a material, material issue.

The second part is that how we've structured ourselves is that we want to have operations from a location standpoint so that within 20 to 30 miles of where they start out in the morning they start to go to work. If you put -- some of the other companies have put operations in regional or in Williston, Dickinson, and [Mina]. When you do that, you're driving somewhere between 0.5 hours to 1.5 hours of commute time each way just to

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge

go to work. We believe that this putting more offices in so that we are prepared to go to work and can go to work within 30 minutes of leaving the office saves time, saves -- and, it's just more cost-effective for our customers.

Lou Nardi - *Global Hunter - Analyst*

Okay. Thanks.

Operator

Our next question comes from the line of Peter Black with Wynnefield Capital. Please go ahead.

Peter Black - *Wynnefield Capital - Analyst*

Hi, Dick and team, seems like a great deal you put together. A little bit of unrelated question in terms of as the others focused on operations, but you're clearly not a retail stock anymore. You've really built out a significant organization. So, in that light, would you -- do you ever talk about the potential merits of doing a reverse stock split in the sense that it might make your stock a little more attractive? Or, easier to own by big institutional investors?

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

The answer is yes.

Peter Black - *Wynnefield Capital - Analyst*

Okay.

Dick Heckmann - *Heckmann Corp - Chairman and CEO*

We are looking at it, Peter. We are talking about it, and I agree with you, there's probably too many shares out. It would be a lot easier. We have made now -- I think what you see today is a major transition. And, I hate even to use the word, Peter, but everybody knows that three years ago we came out of [Spack land] and didn't get the first deal right. But, we didn't give up, and the good news is, we came out of it with a big enough NOL that now we can use it. I also -- as I've said before, our revenues two years ago in this business were $15 million, and pro forma now, they're going to be $700 million.

This is a transition. It's game-changing. It's transformational for our business and for Mark's. We get to sit down with the biggest of the big and offer them a service and a capability that they can't get anywhere else in the country. The same thing -- Jay and our team and Chris and Brian and everybody on the team are dealing with the issue of how many shares we've got out and the complication there. So, I don't think there's any question that as the dust settles here, part of becoming $1 billion Company is having $1 billion Company capital structure.

Peter Black - *Wynnefield Capital - Analyst*

Great. Okay. Thanks a lot for the color on that.

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SEPTEMBER 04, 2012 / 5:00PM, HEK - Heckmann Corporation and Power Fuels to Merge Operator At this time, we have no further time for questions. I would now like to turn the call back to Dick Heckmann for any closing remarks. Dick Heckmann - Heckmann Corp - Chairman and CEO Thanks for the hour that you spent with us. Clearly, we will be on the road in the next -- starting probably next week. We want to get on the road and get out and see our shareholders and those that are interested in talking to us. Mark and Jay and I will be out there, and to the extent that it's helpful, Chuck and James will join us. But, we'll be out there to talk to you. We'll be out there to go into as much detail as you want to go in. This is really a transformation, and many of you have watched from scratch $1 billion Company being built here. We're all excited about it and excited to get out and tell the story. Don't hesitate to call us if you want further questions, if you want further feedback from us or follow-up. We'll charge forward with this, and get this thing closed this year and move on to the next one. Thanks everybody for the time, and see you on the road. Operator Ladies and gentlemen, that does conclude our conference call for today. If you would like to listen to the replay of today's call, you may do so by dialing 303-590-3030 or 1-800-406-7325, using the access code 4562538. Thank you for your participation. You may now disconnect. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. 2012, Thomson Reuters. All Rights Reserved. 4902906-2012-09-04T21:13:31.040 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Transcript of Interview

of Richard Heckmann by Jim Cramer

CNBC’s “Mad Money” 6:15 p.m. EDT, September 4, 2012.

Cramer:	At the end of the day, there are basically just two kinds of companies and the difference comes down to attitude. You have the companies who accept their fate and do the best they can to play the cards they’ve been dealt. Then you have another type of company that will do everything in its power to take control of its own destiny. Here at Mad Money, we like the latter a heck of a lot more than the former. How does a business take control of its destiny? Consider Heckmann, H-E-K. Here’s a company that is essential to helping oil and gas drillers responsibly deal with the massive volumes of waste water created by hydraulic fracturing, or fracking, the drilling technique that makes it economical to exploit all of the big shale plays here in North America. Heckmann operates in many of the biggest shales, but not all of them, taking all of the dirty water and putting it down their own wells, very deep underground, or piping it to treatment facilities or cleaning it with their own water recycling trucks. Now, here’s the rub. Because of a stunning decline in natural gas prices, companies have been cutting back their drilling, ok, which means there’s been a lot less demand for Heckmann’s services. That’s why as of Friday the stock was down 59% year-to-date, way below where it stood the last time we heard from CEO Dick Heckmann on Mad Money. But Heckmann is not willing to take that kind of pain lying down. Management knew they had to do something and last night they did something and something big. The company announced it is buying Power Fuels, a privately held oil services play, for $381 million in a mix of cash and stock. This deal makes Heckmann the largest pure play on handling fracking fluids, but also gives them exposure in the Bakken Shale in North Dakota, perhaps the largest domestic oil find since Prudhoe Bay in the ’60s. And, we know oil exposure is much better than natural gas. More important, the Power Fuels acquisition should be hugely additive, that’s right it’s accretive to Heckmann’s earnings. So it’s no wonder that Heckmann shot through the roof today, rising $1.02, thirty-eight percent. Now, as part of the transaction, Dick Heckmann, the current CEO, will step back to become Executive Chairman and hand over the CEO reins to Mark Johnsrud. He’s the Power Fuels Chief Executive. I like this because it means Heckmann can focus on what he does best, making terrific takeovers. And there, he has a fabulous long-term track record. So, let’s check in with Dick Heckmann, the Chairman and current CEO of Heckmann Corporation, to find out more about this deal and where the combined company is headed. Mr. Heckmann, welcome back to Mad Money.

Heckmann:	Thanks, Jim. Nice to be here.

Cramer:	All right, Dick, the Company had, since you were here, the stock went down; you pulled the guidance; people were really concerned that you had missed the mark. Why does this deal change the game for Heckmann?

Heckmann:	Well, you know, as you well know, Jim, when you’re putting a company together from scratch, and let’s remember that we did $15 million in revenues two years ago, sometimes it’s a little messy and sometimes the timing isn’t the way you would like it to be and when things become available that you really think you need to have to satisfy your long-term plan, you have to jump them and you have to sometimes pay the consequences of the short-term views of some people out there. So, what happened was people kind of lost confidence in what we were doing. We never did. And what the customers really have been telling us for months and months and months is we want somebody big. We want somebody nationwide, we want somebody that cannot only transport the water, but treat it, recycle it, reuse it, dispose of it. The key to them is they care as much about the environment as much as anybody in the world cares. They don’t want to do anything that’s going to damage the long-term view of their business. But, they need somebody big, somebody they can trust, and somebody that is in all the shales. What this transaction does is it not only, as you said, makes us the largest in the business – which, by the way, is a brand-new segment, I mean, nobody’s done this before – but it also gives us the ability for all of the majors – and every major in this country is now a customer of ours – now we can give them the service and we can give them the environmental help that they need, the environmental products that they need, the services that they need and keep them and keep the locals happy.

Cramer:	Alright, now Dick, what people are going to say at home, who are not that familiar, who, one, don’t have, candidly, because the stock was a low dollar amount, they’re going to say well, hold on, how the heck can one company that’s smaller buy a bigger company? And how can those two together instantly start doing better? In other words, explain the economics, because you’re a deal master, to the regular person, why a small company can buy a larger one and how it all fits together.

Heckmann:	Well, we can do it because they’re larger but not a lot larger. They have a CEO and a management team that is a tremendous management team and Mark is a tremendous entrepreneur. But, they understand the requirement to go national. And who else are they going to marry up to? If they really want to do what their customers are asking them to do, and provide the environmental services that their customers want them to provide, who else are they going to do it to? So, by coming together with us, Mark becomes our largest shareholder, he has a huge vested interest in doing this right. He has a two-year lock-up; so, he’s not going to be selling his stock anytime soon. And it gives him the opportunity, us the opportunity to come together and really build something special. If you ask anybody in the production business, Jim, what is the biggest problem they have to deal with day in, day out, they’ll tell you water. Then if you ask them, okay, who’s the big company in that business that you turn to, they don’t have a name. They’re going to have a name in a couple of months.

Cramer:	Ok, Dick, if I were selling my company to you and I look at the stock at two bucks, I would say I don’t want any cash, I want stock. I wouldn’t take any cash. Why wasn’t this an all stock deal?

Heckmann:	You know, the reason is, in the conversations we had, Mark is 53. I said, we will, let’s give you enough cash that for the rest of your life all you have to worry about is making this company grow. All you’ve got to worry about is getting the stock to $20. You take enough cash off the table – remember, Jim, he built a company that’s making over $120 million a year in EBITDA. Actually over $150 million in EBITDA. So, the reason it isn’t all stock is, first, we wanted to give him some security and take the pressure off him so he could build, build, build with us. Secondly and candidly, we don’t want to a change of control here. So, the whole transaction worked perfectly for Mark and perfectly for us.

Cramer:	All right, Dick, last question. We read endlessly, I was reading something John Lennon’s kid wrote the other day, an article, I mean we read endlessly that there’s nothing we can do. That the water is – you ruin the water and there’s no hope for any comeback and this has got to be stopped. I mean, we spoke last time, its [ ] jobs. Lots of people like Mayor Bloomberg saying we’ve got to deal responsibly. Will your company end the debate by proving that you can handle the water without danger?

Heckmann:	You know, Jim, absolutely. And the answer is, in a, people get hysterical about lots of things they don’t understand. And as I said earlier the producers are as adamant about doing this right as we are and as any environmentalist is. And the fact is that water has been treated since the pharaohs. I mean, there is no water on this planet earth that hasn’t run through sand and run through gravel and been recycled on this earth and we’ve done a pretty good job. We’ve been through the industrial revolution, we been through all kinds of things in this country and this world. And, you know what, we’re all still drinking water out of the tap. And we’re going to be able to continue to drink water out of the tap long after you and I are off the planet. There’s no magic to this. It’s just consistency, it’s being careful; it’s doing the right thing; it’s recycling it; it’s reusing it. There is no magic to the treatment of this water. It just takes work, and it takes time and it takes a commitment to the environment, which all of us have.

Cramer:	Dick, thank you for coming back on. Thank you for this transaction. Terrific job.

Heckmann:	Jim, love to be with you.

Cramer:	Fantastic. That’s Dick Heckmann, Chairman, CEO of Heckmann Corp. Yes, some of us didn’t give up. And it turns out that it was right not to give up. Still is.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, without limitation, forecasts of growth, revenues, earnings, EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc.; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in Heckmann Corporation’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and its Current Report on Form 8-K filed on April 10, 2012, as well as the Company’s other reports filed with the United States Securities and Exchange Commission (the “SEC”) and are available at http://www.sec.gov/ as well as the Company’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

With respect to the proposed merger of Badlands Energy, LLC (“Power Fuels”) with and into a subsidiary of the Company (the “Merger”), important factors could cause actual results to differ materially from those indicated by forward-looking statements included herein, including, but not limited to, the ability of the Company and Power Fuels to consummate the transaction on the terms set forth in the merger agreement; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the transaction may not be realized or may take longer to realize than expected; the risk that benefits from the transaction may be significantly offset by costs incurred in integrating the companies; potential adverse impacts or delay in completing the transaction as a result of obtaining consents from lenders to the Company or Power Fuels; failure to receive the approval of the stockholders of the Company for the issuance of stock for the transaction; and difficulties in connection with the process of integrating the Company and Power Fuels, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement that the Company intends to file with the SEC in connection with the proposed Merger.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

None of the Company, Power Fuels or the combined company are responsible for updating the information contained in this document beyond the publication date.

Important Additional Information

This communication does not constitute a solicitation of any vote or approval. The proposed Merger between the Company and Power Fuels will be submitted to the stockholders of the Company in order to obtain approval for the issuance of stock as required by the listing standards of the New York Stock Exchange. In connection with the proposed Merger, the Company will file with the SEC a proxy statement to be used to solicit the required approval of its stockholders. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive proxy statement will be sent to stockholders of the Company seeking their approval of the proposed stock issuance in connection with the Merger. Interested parties, investors and stockholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting the Company’s Investor Relations at (212) 481-2050 or by accessing the Company’s investor relations website at www.heckmanncorp.com.

The Company and its respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about these persons is set forth in the Company’s proxy statement relating to its 2012 Annual Meeting of Stockholders as filed with the SEC on March 27, 2012, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources described above. Stockholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the transaction (when available), which will be filed with the SEC.